UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Alimera Sciences, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alimera Sciences, Inc.

6120 Windward Parkway

Suite 290

Alpharetta, Georgia 30005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 14, 2012

To the Stockholders of Alimera Sciences, Inc.:

The annual meeting of stockholders for Alimera Sciences, Inc. (“Company”) will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Thursday, June 14, 2012 at 9:30 a.m. local time. The purposes of the meeting are:

1. To elect two Class II directors (Proposal 1);

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal 2);

3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and

4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.

Our board of directors has fixed the close of business on April 20, 2012 as the record date for determining holders of our common stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Alpharetta, Georgia during normal business hours for a period of ten days prior to the annual meeting.

This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 30, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 14, 2012: The proxy statement and annual report are available at www.proxyvote.com.

By order of the Board of Directors,

Richard S. Eiswirth, Jr. Secretary of the Company

Alpharetta, Georgia

Date: April 30, 2012

YOUR VOTE IS IMPORTANT!

Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

ALIMERA SCIENCES, INC.

Proxy Statement

For the Annual Meeting of Stockholders

To Be Held on June 14, 2012

ALIMERA SCIENCES, INC.

6120 Windward Parkway

Suite 290

Alpharetta, Georgia 30005

(678) 990-5740

PROXY STATEMENT FOR THE

2012 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we”, the “Company” or “Alimera”), which will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Thursday, June 14, 2012 at 9:30 a.m. local time.

We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On April 30, 2012, we will begin mailing to our stockholders (i) a copy of this proxy statement, a proxy card and our annual report or (ii) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving this proxy statement and proxy card?

You have received these proxy materials because you owned shares of Alimera common stock as of April 20, 2012, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.

Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.

How may I vote at the Annual Meeting?

You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.

When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint C. Daniel Myers and Richard S. Eiswirth, Jr. as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 20, 2012, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 31,427,445 shares of the Company’s common stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock) in connection with the matters set forth in this proxy statement.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on June 14, 2012 and will be accessible for ten days prior to the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?

If on April 20, 2012, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

•	You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2012. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 13, 2012. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

•	You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 13, 2012.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.

If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

How many votes do you need to hold the Annual Meeting?

A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 31,427,445 shares of common stock outstanding and entitled to vote. Thus, 15,713,723 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect two Class II directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2015 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2012; and

•	Proposal 3: To hold an advisory vote on executive compensation.

No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.

Could other matters be decided at the Annual Meeting?

Alimera does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matter be properly presented at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.

What will happen if I do not vote my shares?

Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1 or 3.

We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How may I vote for each proposal and what is the vote required for each proposal?

Proposal 1: Election of two Class II directors.

With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the two nominees for director;

•	“WITHHOLD” your vote for one of the nominees and vote “FOR” the remaining nominee; or

•	“WITHHOLD” your vote for the two nominees.

Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the two nominees who are properly nominated in accordance with our bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and “broker non-votes” will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountants for the year ending December 31, 2012.

You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

Proposal 3: Advisory vote on executive compensation.

You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and “broker non-votes” will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

What happens if a director nominee is unable to stand for election?

If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board or

•	designate a substitute nominee.

If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.

How does our board of directors recommend that I vote?

Our board recommends a vote:

•	Proposal 1: “FOR” the election of each of Philip R. Tracy and Glen Bradley, Ph.D. as Class II directors to serve a term of three years until our 2015 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2012; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Philip R. Tracy and Glen Bradley, Ph.D. as Class II directors;

•	Proposal 2: “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2012;

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement; and

If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?

You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Alimera Sciences, Inc. common stock as of April 20, 2012) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.

Who is paying for this proxy solicitation?

The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What happens if the Annual Meeting is postponed or adjourned?

Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 20, 2012.

How can I find Alimera’s proxy materials and annual report on the Internet?

This proxy statement and the 2011 annual report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.

How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?

In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions received only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.

In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.

Can I receive future proxy materials and annual reports electronically?

Yes. This proxy statement and the 2011 annual report are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.

Whom should I call if I have any questions?

If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (310) 954-1105.

Can I submit a proposal for inclusion in the proxy statement for the 2013 annual meeting?

Stockholders of the Company may submit proper proposals for inclusion in our proxy statement and for consideration at our 2013 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2013 annual meeting of stockholders, stockholder proposals must:

•	be received by the Secretary of the Company no later than the close of business on December 31, 2012; and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our bylaws.

Unless we receive notice in the foregoing manner, the proxy holders shall have discretionary authority to vote for or against any such proposal presented at our 2013 annual meeting of stockholders. A copy of our bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our bylaws also is available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary of the Company.

Important Notice Regarding the Availability of Proxy Materials

for the Meeting to be Held on Thursday, June 14, 2012

This proxy statement and our annual report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our board of directors is currently comprised of eight (8) directors divided into three classes with staggered three-year terms. There are currently three directors in Class I, two directors in Class II and three directors in Class III. The term of office of our Class II directors, Philip R. Tracy and Glen Bradley, Ph.D., will expire at this year’s Annual Meeting. The term of office of our Class III directors, Brian K. Halak, Ph.D., Mark J. Brooks and Peter J. Pizzo, III, will expire at the 2013 annual meeting of stockholders. The term of office of our Class I directors, C. Daniel Myers, Calvin W. Roberts, M.D. and James R. Largent, will expire at the 2014 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.

Nominees for Election as Class II Directors at the Annual Meeting

This year’s nominees for election to the board of directors as our Class II directors to serve for a term of three years expiring at the 2015 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 20, 2012 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Philip R. Tracy	70	Chairman of the Board of Directors	2004
Glen Bradley, Ph.D.	69	Director	2011

The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.

Philip R. Tracy has been a member of our board of directors since 2004. Since 1998, Mr. Tracy has served as a Venture Partner of Intersouth Partners. He is also counsel to the Raleigh, North Carolina law firm Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Previously, Mr. Tracy was employed by Burroughs Wellcome Co. from 1974 to 1995 and served as President and Chief Executive Officer from 1989 to 1995. Mr. Tracy holds an L.L.B. from George Washington University and a B.A. from the University of Nebraska. Our board of directors believes that Mr. Tracy should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Tracy has served on the board of directors of three publicly traded companies in the biotechnology and pharmaceutical industries, has experience as president and chief executive officer of Burroughs Wellcome Co. with full responsibility for its North American pharmaceutical business, has legal training and experience as a lawyer including his service as general counsel to Burroughs Wellcome Co., and has 14 years of experience in the venture capital industry as a venture partner with Intersouth Partners.

Glen Bradley, Ph.D., M.B.A., has been a member of our board of directors since 2011. Dr Bradley served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr Bradley has acted as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been Chairman of the Board of Directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an MBA in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School. Our board of directors believes that Dr. Bradley should serve as a director of the Company, in light of its business and structure, because of his significant knowledge, experience, and financial expertise in the ophthalmic industry.

Required Vote and Recommendation of the Board of Directors for Proposal 1

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class II directors. The two nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class II directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mr. Tracy and Dr. Bradley to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class II director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU

VOTE “FOR” PHILIP R. TRACY AND GLEN BRADLEY, PH.D.

Continuing Directors Not Standing for Election

Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 20, 2012 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
C. Daniel Myers	58	Director, President and Chief Executive Officer	2003
Calvin W. Roberts, M.D.	59	Director	2003
Mark J. Brooks	45	Director	2004
Brian K. Halak, Ph.D.	40	Director	2004
Peter J. Pizzo, III	45	Director	2010
James R. Largent	62	Director	2011

Class III Directors (Terms Expire in 2013)

Mark J. Brooks has been a member of our board of directors since 2004. Since its formation in January 2007, Mr. Brooks has served as a Managing Director of Scale Venture Partners. Prior to joining Scale Venture Partners, from 1995 Mr. Brooks worked for Bank of America Ventures, ultimately serving as a Managing Director. Mr. Brooks also serves on the Board of Directors of IPC The Hospitalist Company, Inc., a publicly traded provider of hospitalist services, and also serves on the Board of four privately held companies: National Healing Corporation, LivHome, Inc., Spinal Kinetics, Inc. and Oraya Therapeutics, Inc. Mr. Brooks holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics from Dartmouth College. Our board of directors believes that Mr. Brooks should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Brooks has experience as one of six managing directors of Scale Venture Partners, where Mr. Brooks leads investments in healthcare services, medical devices and drug development and his service on the board of directors of a number of Scale Venture Partners’ portfolio companies.

Brian K. Halak, Ph.D. has been a member of our board of directors since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst of Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak has served as an analyst of Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. Our board of directors believes that Dr. Halak should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Halak has served on the board of directors of 10 emerging companies in the life sciences industry in the past 10 years, including Vanda Pharmaceuticals, which completed a public offering on NASDAQ, and Esprit Pharma, a company that was acquired by Allergan.

Peter J. Pizzo, III has been a member of our board of directors since April 2010. Since its formation in 2005, Mr. Pizzo has served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private orthopedic medical device company, which he co-founded. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. Our board of directors believes that Mr. Pizzo should serve as a director of the Company, in light of its business and structure, because Mr. Pizzo has over 18 years of experience in medical devices, biologics and healthcare services, including the past ten years in the role of vice president, finance and chief financial officer.

Class I Directors (Terms Expire in 2014)

C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. Our board of directors believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 30 years of ophthalmic pharmaceutical experience, including 15 years in the role of president or chief executive officer. In addition to serving on our board of directors, Mr. Myers currently holds a directorship with Ocular Therapeutix, Inc.

Calvin W. Roberts, M.D. has been a member of our board of directors since 2003. Dr. Roberts currently serves as the Chief Medical Officer of Bausch + Lomb. Since 1982, Dr. Roberts has served as a Clinical Professor of Ophthalmology at Weill Medical College of Cornell University. From 1989 to 2010, Dr. Roberts also served as a consultant to Allergan, Inc., Johnson & Johnson and Novartis. Dr. Roberts holds an A.B. from Princeton University and an M.D. from the College of Physicians and Surgeons of Columbia University. Dr. Roberts completed his internship and ophthalmology residency at Columbia Presbyterian Hospital in New York and completed cornea fellowships at Massachusetts Eye and Ear Infirmary and the Schepens Eye Research Institute in Boston. Our board of directors believes that Dr. Roberts should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Roberts has an understanding of the market for products in ophthalmology and the nature of the relationship between pharmaceutical companies and physicians derived from his 25 years in the practice of medicine as well as his experience in the medical market place and in the processes of drug development and regulatory approval as a consultant to other pharmaceutical companies.

James R. Largent has been a member of our board of directors since 2011. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with U.S. ophthalmic device company, Eyeonics Inc. While there, he led the lobbying effort that resulted in the 2005 landmark decision by the Centers for Medicare & Medicaid Services (CMS) to allow for patient shared billing for premium presbyopia-correcting intraocular lenses. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on Alimera’s Board, Mr. Largent is on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine.

CORPORATE GOVERNANCE

Independent Directors

Each of our directors, other than C. Daniel Myers, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also will hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each current member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our website at http://www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for each of the committees of the board of directors during the year ended December 31, 2011:

			Number of Meetings
Committee	Chairman	Members	in 2011
Audit Committee	Peter J. Pizzo, III	Calvin W. Roberts, M.D. Anders D. Hove, M.D. (1) Glen Bradley, Ph.D. (2)	6
Compensation Committee	Brian K. Halak, Ph.D.	Mark J. Brooks Anders D. Hove, M.D. (1) Bryce Youngren (3) James R. Largent (4)	9
Nominating/Corporate Governance Committee	Philip R. Tracy	Brian K. Halak, Ph.D. Bryce Youngren (3) James R. Largent (4)	1

(1)	Resigned as a director and member of the audit committee and compensation committee in April 2011.
(2)	Appointed as a director and a member of the audit committee in April 2011.
(3)	Replaced Dr. Hove as a member of the compensation committee in April 2011; resigned as a director and member of the compensation committee and nominating/corporate governance committee in August 2011.
(4)	Appointed as a director in July 2011 and a member of the compensation committee and the nominating/corporate governance committee in August 2011.

The primary responsibilities of each committee are described below.

Audit Committee

Our audit committee currently consists of Peter J. Pizzo, III, Calvin W. Roberts, M.D. and Glen Bradley, Ph.D. Mr. Pizzo serves as the chairman of the audit committee. Following the resignation of Anders D. Hove, M.D. as a member of the board of directors and audit committee effective April 18, 2011, Dr. Bradley was appointed as a member of the audit committee. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).

Mr. Pizzo qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.

The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct policy. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.

Compensation Committee

Our compensation committee currently consists of Mark J. Brooks, Brian K. Halak, Ph.D. and James R. Largent. Dr. Halak serves as chairman of the compensation committee. Following the resignation of Anders D. Hove, M.D. as a member of our board of directors and compensation committee effective as of April 18, 2011, Bryce Youngren was appointed to the compensation committee. Following the resignation of Mr. Youngren as a member of our board of directors and compensation committee effective as of August 26, 2011, Mr. Largent was appointed as a member of the compensation committee. Our board of directors has determined that Mr. Brooks. Dr. Halak and Mr. Largent satisfy the independence requirements of the Nasdaq and the SEC rules and regulations for directors. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

The compensation committee makes recommendations to the board of directors and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

Nominating/Corporate Governance Committee

Our nominating/corporate governance committee currently consists of Brian K. Halak, Ph.D., Philip R. Tracy and James R. Largent. Mr. Tracy serves as chairman of the nominating/corporate governance committee. Following the resignation of Bryce Youngren. as a member of our board of directors and nominating/corporate governance committee effective as of August 26, 2011, Mr. Largent was appointed as a member of the nominating/corporate governance committee.

Our nominating/corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. In evaluating potential nominees to the board of directors, the nominating/corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of our board of directors. Accordingly, as part of its evaluation of each candidate, the nominating/corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. The nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating/corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.

Compensation Committee Interlocks and Insider Participation

As noted above, the compensation committee of our board of directors currently consists of Mark J. Brooks, Brian K. Halak, Ph.D. and James R. Largent. None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the current members of our compensation committee has ever been employed by us.

Board Meetings and Attendance

Our board of directors held fourteen (14) meetings in 2011. In 2011, each member of the board of directors attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service and (ii)  the total number of meetings of committees on which such member served, during the period of such member’s service.

Director Attendance at Annual Meetings of Stockholders

Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our directors attended our last annual meeting.

Board Leadership

Our board of directors is led by our chairman of the board. The chairman of the board chairs all board meetings (including executive sessions), approves board agendas and schedules and oversees board materials. The chairman of the board also acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors and calls meetings of the independent directors. We believe that having different people serving in the roles of chairman of the board and chief executive officer is an appropriate and effective organizational structure for our Company.

Risk Oversight

Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee with respect to risk management and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to our board of directors regarding these activities.

Employee Compensation Risks

As part of its oversight of our Company’s executive compensation program, our compensation committee considers the impact of the program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the compensation committee reviews all of our Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The compensation committee has determined that, for all employees, our Company’s compensation programs are not reasonably likely to have a material adverse effect on our Company.

Code of Business Conduct

Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of ethics and business conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

Limitation of Liability and Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.

Our restated certificate of incorporation and bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.

Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.

Communications to the Board of Directors

Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary of the Company. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the chairman of the board of directors, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.

Director Compensation

In October 2009, our board of directors adopted a compensation program for outside directors, which became effective upon the consummation of our initial public offering in April 2010. Pursuant to this program, each member of our board of directors who is not our employee receives a $20,000 annual cash retainer, other than the chairman of our board of directors who receives a $25,000 annual cash retainer. The chairman of the audit committee receives an additional annual retainer of $7,500, and the chairman of each other committee receives an additional annual retainer of $3,500. Each other non-employee director serving as a member of a committee receives an additional annual retainer of $2,000 for service on that committee. All retainer fees are paid in four quarterly payments.

Each new non-employee director will receive an initial, one-time option award to purchase 20,000 shares of our common stock upon his or her election to our board of directors, which vests and becomes exercisable with respect to 25% of the option shares after one year of service on the board of directors and an additional 6.25% of the option shares for each subsequent three-month period thereafter. Following each annual meeting, the non-employee directors will be granted an option for 7,500 shares of our common stock, which will be vested and exercisable in full on the date of grant. However, a non-employee director who receives an option to purchase 20,000 shares in connection with joining the board of directors will not also receive the annual option to purchase 7,500 shares in the same calendar year.

Each option granted under our non-employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death. All options granted to the non-employee directors have an exercise price equal to the fair market value of our common stock on the date of the grant.

In 2011, Hewitt Associates recommended to the compensation committee that the annual retainer paid and the annual equity grant awarded to our non-employee directors be increased to better align with the median of the compensation of the directors of the Company’s group of peer companies. However, the compensation committee decided not to make any changes to the compensation of the board of directors at such time.

We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2011

The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2011:

	Fees Earned or
	Paid in Cash	Option Awards
Name(1)	($)	($)(2)	Total ($)
Glen Bradley, Ph.D. (3)	$15,400	$120,712	$136,112
Mark J. Brooks (4)	22,000	39,109	61,109
Brian K. Halak, Ph.D. (4)	25,500	39,109	64,609
Anders D. Hove, M.D.(4) (5)	12,000	—	12,000
James R. Largent (6)	10,956	124,802	135,758
Peter J. Pizzo, III	27,500	39,109	66,609
Calvin W. Roberts, M.D.	22,000	39,109	61,109
Philip R. Tracy	28,500	39,109	67,609
Bryce Youngren (4)	18,000	39,109	57,109

(1)	Mr. Myers was not eligible in 2011 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Myers is a Company employee.
(2)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3)	Dr. Bradley was appointed to the board of directors effective April 18, 2011.

(4)	Fees earned by Mr. Brooks, Dr. Halak, Dr. Hove and Mr. Youngren were paid to the management companies of the venture capital funds affiliated with these directors.
(5)	Dr. Hove resigned as a member of the board of directors effective April 18, 2011.
(6)	Mr. Largent was appointed to the board of directors effective July 28, 2011.
(7)	Mr. Youngren resigned as a member of the board of directors effective August 26, 2011.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2011:

		Option awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Glen Bradley, Ph.D. (1)	—	20,000	7.97	April 18, 2021	(3)
Mark J. Brooks	2,812	4,688	11.00	April 27, 2020	(4)
	7,500	—	7.53	June 8, 2021	(5)
Brian K. Halak, Ph.D.	2,812	4,688	11.00	April 27, 2020	(4)
	7,500	—	7.53	June 8, 2021	(5)
James R. Largent (2)	—	20,000	8.47	July 28, 2021	(6)
Peter J. Pizzo, III	7,500	12,500	11.00	April 27, 2020	(4)
	7,500	—	7.53	June 8, 2021	(5)
Calvin W. Roberts, M.D.	8,824	—	1.33	December 14, 2013	(5)
	4,412	—	3.88	June 25, 2015	(5)
	4,412	—	4.02	June 16, 2016	(5)
	2,812	4,688	11.00	April 27, 2020	(4)
	7,500	—	7.53	June 8, 2021	(5)
Philip R. Tracy	2,812	4,688	11.00	April 27, 2020	(4)
	7,500	—	7.53	June 8, 2021	(5)

(1)	Dr. Bradley was appointed to the board of directors effective April 18, 2011.
(2)	Mr. Largent was appointed to the board of directors effective July 28, 2011.
(3)	Exercisable with respect to 25% of the shares of stock which are subject to this option on April 18, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(4)	Exercisable with respect to 25% of the shares of stock which are subject to this option on April 27, 2011 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(5)	Exercisable with respect to 100% of the shares of stock which are subject to this option as of the date of grant.
(6)	Exercisable with respect to 25% of the shares of stock which are subject to this option on July 28, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Deloitte & Touche LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2012, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Deloitte & Touche LLP has audited our financial statements since the year ended December 31, 2005. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or laws require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed by Deloitte & Touche LLP, our independent registered public accounting firm, for audit and non-audit services rendered to the Company in 2011 and 2010. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2011	2010
Audit fees(1)	$287,200	$450,400
Audit-related fees	—	—
Tax fees(2)	—	45,000
All other fees	—	—

Total fees	$287,200	$495,400

(1)	The fees billed or incurred by Deloitte & Touche LLP for professional services rendered in connection with the annual audit of our financial statements for the year ended December 31, 2011 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and for the year ended December 31, 2010 include the review of quarterly financial statements included in our quarterly reports on Form 10-Q and the review and consent issued for our registration statements on Form S-1 and Form S-8.
(2)	Fees billed or incurred by Deloitte & Touche LLP for professional services rendered in connection with the Company’s application for Qualifying Therapeutic Discovery Project tax credits available under Internal Revenue Code 48D.

All fees described above were pre-approved by the audit committee in accordance with the requirements of Regulation S-X under the Exchange Act.

Pre-Approval Policies and Procedures of the Audit Committee

The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP, our independent registered public accounting firm. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Deloitte & Touche LLP or on an individual case-by-case basis before Deloitte & Touche LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Deloitte & Touche LLP in 2011 is compatible with maintaining the principal accountant’s independence for audit purposes. Deloitte & Touche LLP has not been engaged to perform any non-audit services other than tax-related services.

REPORT OF THE AUDIT COMMITTEE 1

The audit committee of our board of directors operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “Corporate Governance — Board Committees — Audit Committee”. Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Accounting Standards 61, as amended (Codification of Statements on Auditing Standards AU 380) and as adopted by the Public Company Accounting Oversight Board (“PCAOB”), in Rule 3200T, including the quality, not just the acceptability of the accounting principles, the reasonableness of significant estimates, and the clarity of the disclosures in the financial statements. In addition, the audit committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the independent registered public accounting firm their independence.

The audit committee has adopted a charter and a process for pre-approving services to be provided by the independent registered public accountant.

Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC.

Submitted by the Audit Committee of the Company’s Board of Directors:

Peter J. Pizzo, III (Chairman) Calvin W. Roberts, M.D. Glen Bradley, Ph.D.

1	The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information concerning beneficial ownership of our common stock as of April 20, 2012, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.

The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 20, 2012.

The percentage ownership is based upon 31,427,445 shares of common stock outstanding as of April 20, 2012.

For purposes of the table below, we deem shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of April 20, 2012 and Common Stock subject to restricted stock unit awards that will vest within 60 days of April 20, 2012 to be outstanding and to be beneficially owned by the person holding the options, warrants or restricted stock unit award for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investing power with respect to all of the shares of Common Stock beneficially owned by them, subject to community property laws, where applicable.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
5% Stockholders (other than our executive officers and directors)
Intersouth Partners 406 Blackwell Street, Suite 200 Durham, North Carolina 27701	4,877,480	(2)	15.5%
BAVP, LP 950 Tower Lane, Suite 700 Foster City, California 94404	4,863,094	(3)	15.5%
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	4,780,572	(4)	15.2%
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	4,189,427	(5)	13.3%
Polaris Venture Partners 1000 Winter Street, Suite 3350 Waltham, Massachusetts 02451	3,308,355	(6)	10.5%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, Illinois 60606	2,513,680	(7)	8.0%

Name and Address of Beneficial Owner(1)	Number of Share Beneficially Owned		Percentage of Shares Beneficially Owned
Directors and Named Executive Officers
Glen Bradley, Ph.D.	5,000	(8)	*
Mark J. Brooks	4,874,344	(9)	15.5%
Susan Caballa	271,805	(10)	*
Richard S. Eiswirth	327,775	(11)	1.0%
Kenneth Green, Ph.D.	380,027	(12)	1.2%
Brian K. Halak, Ph.D.	4,200,677	(13)	13.4%
David Holland	303,121	(14)	1.0%
James R. Largent		(15)	*
C. Daniel Myers	687,145	(16)	2.2%
Peter J. Pizzo, III	20,000	(17)	*
Calvin W. Roberts, M.D.	396,252	(18)	1.3%
Philip R. Tracy	4,888,730	(19)	15.6%
All current directors and executive officers as a group (12 persons)	16,354,877	(20)	52.0%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.
(2)	Represents 73,590 shares held by Intersouth Affiliates V, L.P.; 1,605,743 shares held by Intersouth Partners V, L.P.; 2,053,381 shares held by Intersouth Partners VI, L.P.; and 1,144,766 shares held by Intersouth Partners VII, L.P. Philip R. Tracy, a member of and the chairman of our board of directors, is a member of each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC. Pursuant to powers of attorney granted by each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC, Mr. Tracy shares voting power with respect to the securities owned by the entities for which these entities serve as general partners. Mr. Tracy disclaims beneficial ownership of these shares held by Intersouth Affiliates V, L.P., Intersouth Partners V, L.P., Intersouth Partners VI, L.P., and Intersouth Partners VII, L.P., except to the extent of his pecuniary interest therein.
(3)	The general partner of BAVP, L.P. is Scale Venture Management I, LLC. The managing members of Scale Venture Management I, LLC share voting and investment power with respect to these shares. Mark J. Brooks, a member of our board of directors, is a managing member of Scale Venture Management I, LLC, and shares voting and investment power with the three other managing members of Scale Venture Management I, LLC. Mr. Brooks disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.
(4)	Represents 3,206,272 shares held by Palo Alto Investors, LLC (“PAI LLC”) and 1,574,300 shares held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Palo Alto Investors, Inc. (“PAI Corp”) is the manager of PAI LLC. William Leland Edwards is the controlling shareholder of PAI Corp. Dr. Anthony Joonkyoo Yun is the President of PAI LLC and PAI Corp. PAI LLC, PAI Corp, Mr. Edwards and Dr. Yun filed Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each of PAI Corp. PAI LLC, PAI Corp, Mr. Edwards and Dr. Yun disclaims beneficial ownership of the shares except to the extent of their respective pecuniary interest therein. In addition, Healthcare Master II should not be construed as a member of a group, and it disclaims that it is a beneficial owner. PAI LLC is a registered investment adviser and is the general partner and investment adviser of Healthcare Master II and other investment limited partnerships, and is the investment adviser to other investment funds. PAI LLC’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the share No individual client, other than Healthcare Master II, separately holds more than five percent of the outstanding shares of the Company.
(5)	Represents 4,129,773 shares held by Domain Partners VI, L.P. and 40,790 shares held by DP VI Associates, L.P and 18,864 shares held by One Palmer Square Associates VI, L.L.C. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of our board of directors, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)	Represents 3,247,811 shares held by Polaris Venture Partners IV, L.P. and 60,544 shares held by Polaris Venture Entrepreneurs’ Fund IV, L.P. Polaris Venture Management Co., IV, L.L.C., is the sole general partner of Polaris Venture Partners IV, L.P. and Polaris Venture Partners Entrepreneurs’ Fund IV, L.P.
(7)	The shares reported herein include shares held by Columbia Acorn Trust (CAT), a Massachusetts business trust that is advised by the reporting person. CAT holds 6.9% of the outstanding shares of Common Stock.
(8)	Includes 5,000 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 15,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(9)	Mr. Brooks is a managing member of Scale Venture Management I, LLC, the general partner of BAVP, LP. Mr. Brooks is one of four managing members of Scale Venture Management I, LLC who share voting and investment power with respect to these shares. Mr. Brooks disclaims beneficial ownership of the shares held by BAVP, LP referenced in footnote (3) above, except to the extent of his pecuniary interest therein. Includes 11,250 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 3,750 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(10)	Includes 217,528 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 113,772 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012 and 10,520 shares of Common Stock underlying a performance-based restricted stock unit award that may or may not settle within 60 days of April 20, 2012.
(11)	Includes 326,766 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 280,387 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012 and 13,753 shares of Common Stock underlying a performance-based restricted stock unit award that may or may not settle within 60 days of April 20, 2012.
(12)	Includes 380,027 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 174,702 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012 and 11,132 shares of Common Stock underlying a performance-based restricted stock unit award that may or may not settle within 60 days of April 20, 2012.
(13)	Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (5) above, except to the extent of his pecuniary interest therein. Includes 11,250 shares issuable upon exercise of options exercisable within 60 days of April 13, 2012. Excludes 3,750 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(14)	Includes 185,474 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 136,473 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012 and 11,187 shares of Common Stock underlying a performance-based restricted stock unit award that may or may not settle within 60 days of April 20, 2012.
(15)	Excludes 20,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(16)	Includes 542,381 shares issuable upon exercise of options exercisable within 60 days of April 13, 2012. Excludes 471,873 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012 and 19,685 shares of Common Stock underlying a performance-based restricted stock unit award that may or may not settle within 60 days of April 20, 2012. Includes 144,764 shares held in joint tenancy with Mr. Myers’ spouse and pledged or held in a margin account with a brokerage firm.
(17)	Includes 17,500 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 10,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(18)	Includes 28,898 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012, 39,706 shares issuable upon exercise of warrants exercisable within 60 days of April 20, 2012, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan and 60,200 shares held in trust with indirect ownership. Mr. Roberts disclaims beneficial ownership of the share held in trust. Excludes 3,750 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(19)	Mr. Tracy is affiliated with Intersouth Partners. Mr. Tracy disclaims beneficial ownership of the shares held by the entities affiliated with Intersouth Partners referenced in footnote (2) above, except to the extent of his pecuniary interest therein. Includes 11,250 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012. Excludes 3,750 shares of Common Stock subject to options that are not exercisable within 60 days of April 20, 2012.
(20)	Includes 1,737,325 shares issuable upon exercise of options exercisable within 60 days of April 20, 2012, 39,706 shares issuable upon of a warrant exercisable within 60 days of April 20, 2012, 40,587 shares held by Calvin W. Roberts MD PC
Pension Plan, 60,200 shares held in trust with indirect ownership, which Mr. Roberts disclaims beneficial ownership thereof and 144,764 shares held in joint tenancy by an executive and his spouse and pledged or held in a margin account with a brokerage firm. Excludes 1,237,206 shares of Common Stock subject to options that are not exercisable within 60 days of
April 20, 2012 and 66,277 shares of Common Stock underlying a performance-based restricted stock unit awards that may or may not settle within 60 days of April 20, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2011, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2011, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.

All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.

Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders.

Indemnification Agreements. We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The agreements provide that we will indemnify each of our directors, executive officers and such key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and key employees in connection with a legal proceeding in which they may be entitled to indemnification.

Stock Option Awards. See “Corporate Governance — Director Compensation” and “Executive Compensation” for additional information regarding stock options and equity awards granted to our directors and named executive officers.

EXECUTIVE OFFICERS

Set forth below is the name, age, and position of each of our executive officers as of April 20, 2012 and certain biographical information for each executive officer.

Name	Age	Position
C. Daniel Myers	58	President, Chief Executive Officer and Director
Richard S. Eiswirth	43	Chief Financial Officer and Chief Operating Officer
Kenneth Green, Ph.D.	53	Senior Vice President and Chief Scientific Officer
Susan Caballa	67	Senior Vice President, Regulatory and Medical Affairs
David Holland	48	Senior Vice President of Sales and Marketing

C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. Our board of directors believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 30 years of ophthalmic pharmaceutical experience, including 15 years in the role of president or chief executive officer. In addition to serving on our board of directors, Mr. Myers currently holds a directorship with Ocular Therapeutix, Inc.

Richard S. Eiswirth has served as Chief Financial Officer of our Company since October 2005 and as Chief Operating Officer since August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth currently serves as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and previously served as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a Bachelor’s in accounting from Wake Forest University.

Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, and has served as the Senior Vice President and Chief Scientific Officer of our Company since January 2007. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.

Susan Caballa has served as the Senior Vice President of Regulatory and Medical Affairs of our Company since 2004. Prior to joining us, Ms. Caballa served as the Vice President of Regulatory and Medical Affairs at Novartis Ophthalmics from 1999 to 2004. Ms. Caballa also held various regulatory management positions with the following companies engaged in the development and marketing of ophthalmic products: Allergan, Inc. (1983-1987), Iolab Corporation, a J&J Company (1987-1994) and Alcon Laboratories, Inc. (1994-1999). Ms. Caballa holds a B.S. in Chemistry and a Masters in Chemistry from the University of Santo Tomas and University of the Philippines.

David Holland is one of our co-founders and served as the Vice President of Marketing since the founding of our Company in 2003 through August 2010 when he was appointed the Senior Vice President of Sales and Marketing. Prior to founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.

Election of Officers

Our executive officers are currently elected by our board of directors on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Compensation Discussion and Analysis

This section discusses our executive compensation polices and decisions and the most important factors relevant to an analysis of these policies and decisions. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and offers perspective on the data presented in the tables and narrative that follow.

Executive Summary of 2011 Executive Compensation Program

The following provides a brief overview of the more detailed disclosure set forth in this Compensation Discussion and Analysis.

•

2011 was a challenging year for our Company. Although certain of our 2011 corporate goals and our named executive officers’ individual objectives were satisfied or partially met, such as the amendment of our credit facility, the completion of the analysis of the 36-month data from our FAME Study, the resubmission of our NDA in response to the Complete Response Letter (CRL) received from the U.S. Food and Drug Administration (FDA) in late 2010 relating to our New Drug Application (NDA) for ILUVIEN in the treatment of diabetic macular edema and the continued development and execution of our commercialization strategy in the European Union, we received a second CRL from the FDA stating that our NDA was not approvable in its then current form in November 2011.

•

In the fourth quarter of 2010, prior to the receipt of the initial CRL, the compensation committee increased the 2011 base salary and target bonuses for our named executive officers based on the committee’s revised compensation philosophy discussed in detail below.

•

In February 2012, due primarily to the receipt of the second CRL, although certain of the corporate and individual goals under the 2011 annual incentive compensation program were fully or partially achieved, the compensation committee utilized the discretion reserved to it under our cash bonus plan, to reduce the annual incentive bonus for each of the named executive officers by 50% of the amount which would otherwise have been awarded.

•	No equity grants were made to our named executive officers in 2011.

Compensation Objectives

As a biopharmaceutical company, we operate in an extremely competitive, rapidly changing and heavily regulated industry. We believe that the skill, talent, judgment and dedication of our executive officers and other key employees are critical factors affecting our long-term stockholder value. Therefore, our goal is to maintain a compensation program that will fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of, clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. To that end, our executive officers’ compensation has four primary components: (1) base compensation or salary, (2) annual incentive compensation or bonus, (3) long-term incentive compensation in the form of stock option or other equity awards and (4) certain cash and equity award vesting acceleration benefits in the event of an executive officer’s termination without cause, or the executive officer’s decision to terminate his or her employment for good reason after a change in control. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees, including the right to participate in our employee stock purchase plan and 401(k) plan.

We review the total compensation of our executive officers when making compensation decisions. We aim to (1) provide overall compensation, when targeted levels of performance are achieved, which allows us to attract and retain highly qualified executive officers and (2) emphasize at-risk equity compensation over annual cash compensation to retain executive officers and align a substantial portion of their compensation with long-term stockholders’ interests. Our annual cash incentives and our equity awards are intended to be aligned with our achievement of corporate strategic and operating goals. We believe that successful execution against goals is the best way to enhance long-term stockholder value. As discussed below, in the fourth quarter of 2010, the compensation committee determined that our named executive officers’ targeted overall compensation should be at or near the 50th percentile of our peer group companies with a greater emphasis placed on long-term compensation.

We historically determined the appropriate level for each compensation component based in part, but not exclusively, on a review of various survey and publicly available compensation data, our view of internal equity and consistency, our overall performance and other considerations we deemed relevant. For annual compensation reviews we evaluated each executive officer’s performance, looked to industry trends in compensation levels and generally sought to ensure that compensation is appropriate for an executive’s level of responsibility and for promotion of future performance. Under the compensation committee’s revised compensation philosophy, our goal is to continue to make a greater percentage of an executive’s compensation performance-based and to keep cash compensation to a nominally competitive level while providing the opportunity to be well rewarded through equity if we perform well over time. We also believe that for life science companies, stock-based compensation is a significant motivator in attracting employees, and while base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly impacted by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

We do not have stock ownership guidelines for our executive officers, because the compensation committee is satisfied that stock and option holdings among our executive officers are sufficient at this time to provide motivation and to align this group’s interests with those of our stockholders. In addition, we believe that stock ownership guidelines are rare in development-stage biopharmaceutical companies, which means that ownership requirements would put us at a competitive disadvantage when recruiting and retaining high-quality executives. Under our trading policy, we prohibit all hedging or “short sales” involving our securities by our executive officers and employees.

Compensation Committee

The compensation committee of our board of directors is comprised of three non-employee members of the board of directors. The compensation committee reviews the performance of our management in achieving corporate objectives and aims to ensure that the executive officers are compensated effectively in a manner consistent with our compensation philosophy and competitive practice. In fulfilling this responsibility, the compensation committee annually reviews the performance of each executive officer. Our Chief Executive Officer, as the manager of the executive team, assesses our executive officers’ contributions to the corporate goals and makes a recommendation to the compensation committee with respect to any merit increase in salary, cash bonus and equity award for each member of the executive team. The compensation committee meets with the Chief Executive Officer to evaluate, discuss and modify or approve these recommendations. The compensation committee also conducts a similar evaluation of the Chief Executive Officer’s contributions when the Chief Executive Officer is not present, and determines any increase in salary, cash bonus and equity award.

Compensation Consultant

Prior to the third quarter of 2010, the compensation committee had not engaged a compensation consultant for advice on matters related to compensation for executive officers, other key employees and non-employee directors. In July 2010, the compensation committee determined that, in light of Company’s initial public offering, it would engage an executive compensation consultant to review the compensation of the Company’s executives and advise the compensation committee with respect to any recommended changes to such compensation. The compensation committee engaged Hewitt Associates LLC in the third quarter of 2010 to provide advice in connection with our 2011 executive compensation program. As described in detail below, the compensation committee utilized Hewitt Associates’ recommendations as part of its decision-making process for setting the named executive officers’ 2011 base salary and target bonus.

Peer Group

In late 2007, the compensation committee identified a group of peer companies to use to prepare an analysis of competitive compensation data. The compensation committee continues to review and revise the peer group periodically to ensure that it reflects companies similar to us in size and development stage. Our peer group utilized to prepare data in connection with 2011 compensation decisions, which is listed below, was suggested by Hewitt Associates and approved by the compensation committee in late 2010, based on a review of biopharmaceutical companies that were similar to us in market capitalization, development stage, size, revenues and business model. Our peer group companies consisted of:

• Affymax Inc	• Ista Pharmaceuticals Inc.

• Allos Therapeutics Inc.	• Momenta Pharmaceuticals Inc.

• Amag Pharmaceuticals Inc.	• Optimer Pharmaceuticals Inc.

• Arena Pharmaceuticals Inc.	• Orexigen Therapeutics Inc.

• Aveo Pharmaceuticals Inc.	• Rigel Pharmaceuticals Inc.

• Cadence Pharmaceuticals Inc.	• Trius Pharmaceuticals Inc.

• Inspire Pharmaceuticals Inc.	• Xenoport Inc.

• Ironwood Pharmaceuticals Inc.

This peer group differs greatly from the group of companies whose executive officer compensation was reviewed by the compensation committee in connection with its 2010 compensation decisions, with only Cadence Pharmaceuticals and Orexigen Therapeutics being included in both groups. This change was substantially due to the fact that our 2011 peer group of companies was suggested by Hewitt Associates rather than independently picked by our compensation committee.

Revised Compensation Philosophy

Prior to the fourth quarter of 2010, as our compensation committee made decisions with respect to compensation for individual executive officers and for the Company’s compensation programs in general, it relied upon the peer group or survey data to understand where the Company’s compensation practices fall relative to its competitors, to identify individual executive officers whose compensation seems out of step with other Company officers or similar officers at peer group or similar companies, and as a way of staying current with market practices. Historically, the compensation committee had not specifically benchmarked or targeted a particular level of compensation with respect to total compensation or to any individual component of compensation and the objective peer group or survey market data was one of the numerous factors the compensation committee used as part of its decision making process.

In the fourth quarter of 2010, the compensation committee determined that it would revise its compensation philosophy and begin targeting the compensation of our executive officers based on the compensation provided to executives in similar positions at our peer group companies. The compensation committee decided to begin targeting overall compensation at or near the 50th percentile of our peer group companies while continuing to follow its historical philosophy of placing greater emphasis on long-term compensation in an effort to align our executive officers’ interests with those of our stockholders. As such, the compensation committee decided to begin setting our named executive officers’ base salary at or near the 25th percentile of that provided at our peer group, annual incentive compensation at or near the 50th percentile and long-term incentive compensation in such a manner that the executive’s total annual compensation would be at or near the 50th percentile of the Company’s peer group. The compensation committee did not resolve to always set executive compensation components at the exact levels derived from its analysis of the peer group data. The compensation committee determined that our executive compensation program should remain flexible. As such, at times the compensation committee may decide to use the peer group data as merely a reference point and base the decision on other factors, including, but not limited to, the compensation committee’s view of internal equity and consistency, the individual experience and judgment of the members of the committee, information it receives from management, individual performance, the committee’s judgment of the current state of the Company’s business, the small size of our executive team and the need to tailor each executive’s compensation to retain and motivate that executive officer. The compensation committee believes this practice will allow us to retain and attract executive talent while maintaining the desired emphasis on long-term incentives aligned with stockholders. In certain circumstances in which an executive officer is uniquely critical to our success or due to the intensely competitive market for highly qualified employees in our industry, the compensation committee expects that it may deviate from this new approach. The compensation committee utilized this new approach in November of 2010 when it set our executive officers’ 2011 base salaries and target bonuses.

The compensation committee will continue to review the method utilized for executive compensation decisions on an ongoing basis.

Principal Elements of Compensation

Base Salaries. Base salaries are intended to reflect compensation commensurate with the individual’s current position and work experience. Our goal in this regard is to attract and retain high-caliber talent for the position and to provide a base wage that is not subject to performance risk. Prior to 2008, our competitive analysis was primarily based upon salary surveys publicly available to us, or made available to us based upon our participation in the survey. Beginning in late 2007, for purposes of determining the executive salaries for 2008, the competitive market analysis was made by a comparison to our then current peer group.

Salary for our Chief Executive Officer and the other executive officers was historically established based on the underlying scope of their respective responsibilities, taking into account, among other things, competitive market compensation data. We review base salaries for the executive officers annually near the end of each year, and our Chief Executive Officer proposes salary adjustments (other than for himself) to the compensation committee based on any changes in our competitive market salaries, individual performance and/or changes in job duties and responsibilities. The compensation committee then determines any salary adjustment percentage applicable to the executive officers.

In November 2010, as part of the annual compensation review and implementation of the compensation committee’s revised compensation philosophy, the compensation committee reviewed the peer group analysis prepared by Hewitt Associates, its compensation consultant. Following this review, the compensation committee determined to increase the 2011 base salaries for our named executive officers to an amount that equaled the 25th percentile of base salary provided to similarly situated executives at our peer group companies. The compensation committee believed the increases were merited based on, among other considerations, information the compensation committee received from management, individual executive performance, the then current state of the Company’s business and its prospects, the small size of our executive team, the expected long-term contributions of the named executive officers as the company continues to develop and the need to tailor each executive’s compensation to retain and motivate that executive. The 2011 25th percentile base salaries of similarly situated executives at our peer group companies, the base salary of our named executive officers following the increase and the percentage increase from their respective 2010 bases salaries were:

	2011 Base Salary (1)	% Increase from 2010 Base Salary
C. Daniel Myers	$431,650	17.4%
Richard S. Eiswirth	$311,383	4.1%
Kenneth Green, Ph.D.	$294,228	8.8%
Susan Caballa	$253,499	6.5%
David Holland	$285,634	4.6%

(1)	The 2011 base salaries of our executive officers is equal to 25th percentile of the base salaries of similarly situated employees at our peer group companies.

Annual Incentive Compensation. Annual cash incentives for the executive officers are designed to reward the achievement of overall performance by our executives each year, which we believe should increase stockholder value. Historically and for 2011, annual incentive awards were determined based upon the following criteria:

•	50% based upon the achievement of individual performance goals;

•	25% based upon our achievement of corporate performance goals; and

•	25% based upon the subjective assessment by the compensation committee of the progress of the executive team towards our strategic objectives.

An aggregate target bonus, which includes the potential subjective or discretionary bonus, was set for each executive officer based in part on our review of our peer group and is stated in terms of a percentage of the executive officer’s annualized base salary for the year. In November 2010, as part of the annual compensation review, the compensation committee increased the aggregate target bonus for our Chief Executive Officer from 40% of his annualized base salary in 2010 to 55% in 2011 and the aggregate target bonus for each of our other named executive officers from 25% of their respective annualized base salary in 2010 to 40% in 2011. The increase in the aggregate target bonus percentage was in connection with the compensation committee’s implementation of its revised compensation philosophy. Our Chief Executive Officer’s and other named executive officer’s aggregate target annual bonus percentage was set slightly above the average target at the 25th percentile of our peer group companies of 50% for chief executive officers and 36% to 39% for executive officers in comparable positions at our peer group companies due to the progress of our clinical programs through November 2010.

Historically and for 2011, the annual performance goals, both corporate and individual, were established each year and were clearly communicated to the respective executive officer and were objectively measurable. Early each year, our Chief Executive Officer proposed a set of corporate performance objectives and proposed percentage weights to be allocated to each goal, with higher weights given to those goals that we believed would have a greater impact on our value and/or were more challenging to achieve within the time frame specified. The compensation committee evaluated the goals and weightings and made a recommendation to the board of directors for approval. The individual goals of our Chief Executive Officer and other named executive officers were established in a manner intended to align their performance objectives with, and support the achievement of, our corporate performance goals. Our Chief Executive Officer proposed his annual individual performance goals and percentage weights to the compensation committee for its consideration and approval. The performance goals and percentage weights of the remaining named executive officers were determined individually by the Chief Executive Officer and the specific named executive and then approved by the compensation committee.

Historically and in 2011, at the end of each year, our Chief Executive Officer assessed his and the named executive officers’ achievement of their individual performance goals for the year, and recommended a percentage payout for each individual for the 50% of the aggregate target bonus that was allocated to individual performance goals. The compensation committee accepted and approved that percentage as is, or adjusted it to the extent the compensation committee deemed appropriate. Our Chief Executive Officer and his management team also assessed our achievement of corporate performance goals, and recommended a percentage payout for the 25% of the aggregate target bonus that was allocated to corporate performance goals. The compensation committee accepted and approved that percentage as is, or adjusted it to the extent the compensation committee deemed appropriate. The remaining 25% of the aggregate target bonus was determined at the discretion of the compensation committee. The compensation committee evaluated subjective criteria, including, but not limited to, its assessment of the management team’s stewardship of our Company, contributions to improving stockholder value and strategic planning for long-term goals. Our compensation committee believed that partial or over achievement of both corporate and individual goals is possible. In addition, pursuant to our cash bonus plan, the compensation committee has the flexibility and power to adjust an executive officer’s annual incentive compensation up or down as it determines.

2011 Annual Incentive Compensation. With input from our Chief Executive Officer, our compensation committee approved corporate and individual performance goal achievement for each of our named executive officers. In February 2012, our compensation committee reviewed the recommendations of our Chief Executive Officer with respect to the achievement of our 2011 corporate goals and the 2011 individual goals of our named executive officers. Due primarily to our receipt of the second CRL and its effects on the Company, the compensation committee determined that all of our named executive officers should be paid bonuses substantially below the amount that otherwise would have been awarded based on the achievement of the individual and corporate goals. Although certain 2011 corporate goals and a majority of our named executive officer’s individual goals were satisfied or partially achieved, the compensation committee exercised its discretion to reduce each named executive officer’s aggregate annual incentive cash bonus that would have otherwise been awarded by 50%.

2011 Corporate Goals. For 2011, the corporate goals component of the annual performance goals under our Incentive Compensation Bonus Plan, which accounted for 25% of the amount of aggregate bonus potential for each of our named executive officers, the weighting of each goal, and our compensation committee’s quantitative assessment of the degree to which each goal was actually achieved, were as follows:

Corporate Goals (Results Achieved)	Weighted Percentage	Weighted Percentage Achievement
Obtain FDA approval of ILUVIEN NDA (We received a second CRL from the FDA in December of 2011 indicating that the NDA for ILUVIEN was not approvable in its then current form.)	35%	0%
Consummate first sale of ILUVIEN following FDA regulatory approval (The Commercial launch of ILUVIEN did not occur in 2011.)	20%	0%
Minimize the Company’s cash burn and maintain compliance with 2011 budget approved by the Board of Directors (Our monthly cash burn rate was adjusted relative to business conditions resulting in cash positions higher than Board of Director approved targets.)	20%	20%
Execute on ILUVIEN commercial strategy in the European Union (We conducted discussions and negotiations with potential strategic partners regarding the commercialization of ILUVIEN in the European Union. We identified and engaged a third party to assist the Company in assessing the market landscape, developing a pricing and reimbursement strategy in Europe and preparing of health economics and outcomes research models and product dossiers.)	25%	25%

Total	100%	45%

2011 Individual Goals. The individual goals component under our Incentive Compensation Bonus Plan for our named executive officers was primarily related to the corporate goals for which they are most responsible and, to a lesser extent, individual development or department specific goals, subject to discretionary adjustments that our compensation committee deemed appropriate. Our Chief Executive Officer made recommendations to our compensation committee as to the degree to which those named executive officers have satisfied their individual goals. For 2011, the individual goals, which accounted for 50% of the amount of aggregate bonus potential for each of our named executive officers, the weighting of each goal, and our compensation committee’s quantitative assessment of the degree to which each goal was actually achieved, were as follows:

Daniel Myers’ Individual Goals (Results Achieved)	Weighted Percentage	Re-Allocated Weighted Percentage Achievement	Re-Allocated Weighted Percentage Achievement
Assure response to first CRL is submitted to FDA in a timely manner pursuant to the timeline approved by the Board of Directors (Our response to the 2010 CRL was submitted in May 2011.)	20%	26%	26%
Oversee coordination of FDA advisory committee meeting resulting in a positive panel vote (This target was not applicable because no advisory committee was requested by the FDA.) (1)	25%	N/A	N/A

Execute amendment with Silicon Valley Bank and MidCap Financial LLP, the lenders under our credit facility, to extend availability of second tranche drawdown until December 31, 2011 (Our credit facility was amended in May of 2011 to extend the availability of the second tranche to December 31, 2011 and increase the amount from $6.25 million to $11 million. Additionally, the maturity dates of our term loan and revolving credit facility were extended from October 2013 to April 2014. The compensation committee determined that Mr. Myers over achieved on this goal because of the increased size of the facility and the extended maturity date.)

	10%	14%	17%

Consummate first sale of ILUVIEN following FDA regulatory approval (The commercial launch of ILUVIEN did not occur in 2011.)	25%	33%	0%
Establish, present to the Board of Directors and execute on Company’s ILUVIEN commercial strategy in the European Union based on the regulatory path and timing (We conducted discussions and negotiations with potential strategic partners regarding the commercialization of ILUVIEN in the European Union. We identified and engaged a third party to assist the Company in assessing the market landscape, developing a pricing and reimbursement strategy in Europe and the preparation of health economics and outcomes research models and product dossiers.)	20%	27%	27%

Total	100%	100%	70%

(1)	Due to the fact that the FDA did not request an advisory committee meeting, the compensation committee determined to cancel this individual goal and reallocate the weighted percentages pro rata amongst the remaining targets.

Richard Eiswirth’s Individual Goals (Results Achieved)	Weighted Percentage	Weighted Percentage Achievement

Execute amendment with Silicon Valley Bank and MidCap Financial LLP, the lenders under our credit facility, to extend availability of second tranche drawdown until December 31, 2011 (Our credit facility was amended in May of 2011 to extend the availability of the second tranche to December 31, 2011 and increase the amount from $6.25 million to $11 million. Additionally, the maturity dates of our term loan and revolving credit facility were extended from October 2013 to April 2014. The compensation committee determined that Mr. Eiswirth over achieved on this goal because of the increased size of the facility and the extended maturity date.)

	25%	30%
Lead effort to file shelf registration statement on Form S-3 with the SEC in accordance with the timelines established by our board of directors (A shelf registration statement was filed with the SEC in May 2011.)	15%	15%
Enhance, test and maintain our Company’s internal control over financial reporting in accordance with Section 404 of the Sarbanes Oxley Act of 2002 (Our finance department, at the direction of Mr. Eiswirth, identified key risks, documented key controls and developed testing methodologies to support management’s assertions in our annual report on Form 10-K for the year ended December 31, 2011. No material weaknesses were identified.)	20%	20%
Timely completion of manufacturing of commercial batches of ILUVIEN (Commercial batches were not completed in accordance with the timeline established by our Board of Directors. However, our compensation committee acknowledged that Mr. Eiswirth had taken on additional responsibility for the manufacturing of ILUVIEN from the quality assurance team in February of 2011 and supervised numerous redesigns of the ILUVIEN inserter and its manufacturing processes in determining to give him credit for partial achievement of this goal.)	15%	10%

Establish and implement third party logistics and distributor relationships in preparation of U.S. ILUVIEN commercial launch (We contracted with a third party logistic provider and negotiated agreements with four specialty distributors in 2011. We delayed executing definitive agreements with the specialty distributors in order to mitigate unnecessary start-up fees in advance of ILUVIEN’s PDUFA date.)	15%	15%
Establish, present to the Board of Directors and execute on Company’s ILUVIEN commercial strategy in the European Union based on the regulatory path and timing (We conducted discussions and negotiations with potential strategic partners regarding the commercialization of ILUVIEN in the European Union. We identified and engaged a third party to assist the Company in assessing the market landscape, developing a pricing and reimbursement strategy in Europe and the preparation of health economics and outcomes research models and product dossiers.)	10%	10%

Total	100%	100%

Kenneth Green’s Individual Goals (Results Achieved)	Weighted Percentage	Re-Allocated Weighted Percentage Achievement	Re-Allocated Weighted Percentage Achievement
Submit response to first CRL to FDA in a timely manner pursuant to the timeline approved by the Board of Directors (Our response to the 2010 CRL was submitted in May 2011.)	25%	33%	33%
Submit response to the preliminary assessment report issued by the United Kingdom Medicines and Healthcare Products Regulatory Agency (UK MHRA) pursuant to the timeline approved by the Board of Directors. (The draft response to the preliminary assessment report was submitted in September 2011 and the final response was submitted in November 2011.)	25%	33%	33%
Represent the Company and present at FDA advisory committee meeting resulting in a positive panel vote (This target was not applicable because no advisory committee was requested by the FDA.) (1)	25%	N/A	N/A
Manage 2011 clinical budget approved by the Board of Directors and maintain material compliance with the approved budget (2011 spending was controlled within budget.)	10%	13%	13%
Manage ongoing phase II clinical studies, and produce prototype of delivery system for NADPH oxidase lead (Although Dr. Green managed the ongoing phase II clinical studies in a satisfactory manner, we determined that NADPH oxidase inhibitors licensed from Emory University were not viable for drug delivery.)	15%	21%	5%

Total	100%	100%	84%

(1)	Due to the fact that the FDA did not request an advisory committee meeting, the compensation committee determined to cancel this individual goal and reallocate the weighted percentages pro rata amongst the remaining targets.

Susan Caballa’s Individual Goals (Results Achieved)	Weighted Percentage	Weighted Percentage Achievement
Collaborate with the Company’s third party manufactures to obtain “good manufacturing practice,” or GMP, status. Review and approve documents for pre-approval inspection of their facilities and resolve any GMP issues at such facilities (In 2011, two of our third party manufacturers previously noted in the 2010 CRL as being out of compliance with cGMP, received notification that their deficiencies had been resolved and their respective facilities were acceptable.)	10%	10%
Draft and submit responses to technical section of the 2010 CRL in a timely manner pursuant to the timeline approved by the Board of Directors (Our response to the 2010 CRL was submitted in May 2011.)	30%	30%
Manage the Company’s activities relating to the regulatory approval process in the European Union for ILUVIEN. Write technical sections to the draft response to the preliminary assessment report issued by the UK MHRA. Timely submit final response to the UK MHRA (The draft response to the preliminary assessment report was submitted in September 2011 and the final response was submitted in November 2011)	20%	20%
Manage and coordinate the Company’s preparation for a potential FDA advisory committee meeting and represent the Company at any such meeting (The Company completed preliminary activities and preparation for a potential advisory committee meeting, however the FDA did not request an advisory committee meeting.)	20%	20%
Review and approve information materials in connection with first commercial production batches (All documents were reviewed and approved in preparation for production, however commercial batches were not produced in accordance with the timeline approved by the Board of Directors.)	5%	0%
Manage amounts budgeted by the Board of Directors in the 2011 budget relating to regulatory, medical and technical affairs, and maintain material compliance with the approved budget (2011 spending was controlled within budget.)	5%	5%

Total	100%	95%

Dave Holland’s Individual Goals (Results Achieved)	Weighted Percentage	Weighted Percentage Achievement
Achieve ILUVIEN specified sales target in 2011, as adjusted based on timing of U.S. commercial launch of ILUVIEN (Sales targets were not met since the commercial launch of ILUVIEN did not occur due to receipt of the 2011 CRL. However, the compensation committee acknowledged that our sales and marketing group, led by Mr. Holland, was sufficiently prepared to meet the sales target in 2011, and credited him for partial achievement of this goal.)	30%	15%

Interview and hire region director and sales representative positions in territory in a manner timely enough to permit the completion of such employees required sales training prior to commercial launch of ILUVIEN (Prior to the receipt of the 2011 CRL, we had filled the necessary positions contingent upon FDA approval of ILUVIEN and developed the sales training programs for the planned commercial launch.)	20%	20%
Prepare and present to the Board of Directors a marketing plan to support ILUVIEN prior, during and after the previously anticipated commercial launch (Our board of directors approved the proposed marketing plan prior to the receipt of the second CRL.)	10%	10%
Develop scientific messaging presentations and conduct speaker’s training program prior to commercial launch. Arrange for the Company to have podium presence at 9 key retinal meetings during 2011 (During 2011, ILUVIEN data was discussed in 16 podium presentations and displayed on 2 posters at meetings of various retinal groups. Scientific Communication Advisory Boards were executed in the U.S. and European Union.)	15%	15%
Ensure managed markets support, such as patient support program, reimbursement hotline, coding applications and managed care team, are in place in time for U.S. commercial launch of ILUVIEN (Our managed markets personnel were hired and market access and patient assistance programs were developed in 2011. In addition, coding applications were prepared with submission pending agreement with the FDA regarding product labeling.)	15%	15%
Establish, present to the Board of Directors and execute on Company’s ILUVIEN commercial strategy in the European Union based on the regulatory path and timing (Mr. Holland assisted with and participated in discussions and negotiations with potential strategic partners regarding the commercialization of ILUVIEN in the European Union. Mr. Holland managed a third party engaged to assist the Company in assessing the market landscape, developing a pricing and reimbursement strategy in Europe and the preparation of health economics and outcomes research models and product dossiers.)	10%	10%

Total	100%	85%

2011 Discretionary Bonus. The remaining 25% of the aggregate bonus potential for each of our named executive officers was awarded in the discretion of our compensation committee. This portion of the bonus is not considered a non-equity incentive plan award. Based on the compensation committee’s consideration of the achievements, as well as disappointments which occurred during 2011 at both a corporate and individual level, the compensation committee exercised its discretion to award each of our named executive officers only 20% of the potential discretionary bonus, or 5% of their respective aggregate bonus potential. Although our Company was very disappointed with the receipt of the second CRL, the compensation committee acknowledged the effort exerted by our named executive officers over the course of the year and their achievement of a significant portion of their 2011 individual goals.

In February 2012, our compensation committee met to discuss the annual incentive compensation to be awarded to our named executive officers in connection with the satisfaction of the 2011 corporate goals, satisfaction of the named executive officers individual goals, and the 2011 discretionary or subjective bonus. Based primarily on our receipt of the second CRL and its effects on our Company, our compensation committee utilized the discretion reserved to it under our Incentive Compensation Bonus Plan to reduce the bonus that otherwise would have been paid to our named executive officers by 50%. The table below sets forth the 2011 target bonus for each of our named executive officers, the amount otherwise awardable to such officers based on satisfaction of the Company’s 2011 corporate goals, satisfaction of the named executive officers individual goals, and the 2011 discretionary bonus and the amount actually paid to such officers following the 50% reduction applied to the bonus by the compensation committee.

Name	Aggregate Target (1)	Pre-Reduction Bonus	Actual Payout Following 50% Reduction
C. Daniel Myers	$237,408	$118,110	$59,055
Richard S. Eiswirth	$124,553	$82,517	$41,258
Kenneth Green, Ph.D.	$117,691	$66,790	$33,395
Susan Caballa	$101,340	$63,121	$31,561
David Holland	$114,254	$67,124	$33,562

(1)	Includes the objective and subjective portion of the aggregate target bonus.

See the columns titled “Bonus” and “Non-Equity Incentive Compensation” in the 2011 Summary Compensation Table for additional information related to the performance bonuses earned by our named executive officers.

Long-Term Incentive Compensation. We utilize equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock. Because our executive officers are awarded stock options with an exercise price equal to the fair market value of our common stock on the date of grant, these options will have value to our executive officers only if the market price of our common stock increases after the date of grant.

Prior to our IPO, our board of directors historically determined the value of our common stock based upon the consideration of several factors impacting our valuation. We do not have any program, plan or obligation that requires us to grant equity compensation on specified dates. Since becoming a public company, we have and intend to continue to grant equity awards at fair market value (the closing price of our common stock on the Nasdaq Global Market) on the date that the grant occurs. We anticipate granting equity awards to our executive officers on an annual basis.

Generally, in order to align his or her interests with those of our stockholders, a significant stock option grant is made to an executive officer at the first regularly scheduled meeting of the compensation committee after the officer commences employment. Typically, our initial stock option grants to new executives vest at the rate of 25% after the first year of service, with the remainder vesting ratably over the subsequent 36 months and our stock option grants to continuing executives vest in equally monthly installments over a four year period. Historically, the compensation committee determined the size of the grant based in part on its review of peer group and other publicly available data. Subsequent stock option grants to our named executive officers vest monthly over a four year period.

Under the compensation committee’s revised compensation philosophy, the goal is to set long-term incentive compensation in such a manner that the executive’s total annual compensation would be at or near the 50th percentile of the amounts provided by the Company’s peer group to similarly situated executives. However, due to the fact that our named executive officers were granted options to purchase shares of our common stock in November 2010 and our receipt of the first CRL in December 2010, the compensation committee determined not to make any equity grants to our named executive officers during 2011.

The compensation committee plans to consider future equity awards for executive officers annually based upon recommendations from our Chief Executive Officer and in comparison to their current peer group. We believe that the resulting overlapping vesting schedule from awards made in prior years, together with the number of shares subject to each award, helps ensure a meaningful incentive to remain in our employ and to enhance stockholder value over time.

Severance and Change in Control

Each of our named executive officers has a provision in his or her employment agreement providing for certain severance benefits in the event of termination without cause, or the executive’s decision to terminate his or her employment for good reason after a change in control. These severance provisions are described in the “— Employment Agreements” section below.

In June 2008 our board of directors established acceleration provisions for unvested options in the event of a change in control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his or her employment for good reason within 12 months of a change of control. See “— Employment Agreements with our Executive Officers” and “— Estimated Benefits and Payments Upon Termination of Employment” below for estimates of severance and change in control benefits.

We believe these severance and change in control arrangements mitigate some of the risk that exists for executives working in a smaller company. These arrangements are intended to attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky absent these arrangements. Because of the significant acquisition activity in the life science industry, there is a possibility that we could be acquired in the future. Accordingly, we believe that the larger severance packages resulting from terminations related to change in control transactions, and bonus and vesting packages relating to the change in control itself, will provide an incentive for these executives to help execute such a transaction from its early stages until closing.

No material changes were made to these benefits in 2011.

Other Benefits

Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.

Policies Regarding Recovery of Awards

Our compensation committee has not adopted a policy on whether or not we will make retroactive adjustments to any cash or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. However, we expect to implement a clawback policy in accordance with the requirements of the Dodd-Frank Act and the regulations that will be issued under that act. We elected to wait until the SEC issues guidance about the proper form of a clawback policy in order to ensure that we implement a fully compliant policy at one time, rather than implementing a policy this year that may require amendment next year after the SEC regulations are released.

Tax and Accounting Treatment of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. All grants of options under our 2010 Equity Incentive Plan are intended to qualify for the exemption. Grants of restricted shares or stock units under our 2010 Equity Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted shares or stock units that vest solely on the basis of service cannot qualify for the exemption. Our current cash incentive plan is not designed to qualify for the exemption. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.

We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.

Stockholder Advisory Vote on Executive Compensation

At our 2011 annual meeting of stockholders, approximately 93.0% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2011 annual meeting of stockholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and other related tables and disclosures. Our compensation committee believes that the vote results confirm its view that our compensation programs are appropriate on an absolute and relative basis. The committee will consider the outcome of the stockholder advisory vote on executive compensation each year as it makes future compensation decisions.

In addition, approximately 92.4% of the shares voted were in favor of holding the advisory vote on executive compensation on an annual basis, as was recommended by our board of directors. Our board of directors subsequently determined that it would follow the stockholders’ recommendation and hold the advisory vote on executive compensation at each annual meeting.

Report of the Compensation Committee1

We, as members of the compensation committee of the board of directors, have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Brian K. Halak, Ph.D. (Chairman) Mark J. Brooks James Largent

[1]

The material in this report shall not be deemed to be (i) “soliciting material,” (ii) “filed” with the SEC, (iii) subject to Regulations 14A or 14C of the Exchange Act, and/or (iv) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

2011 Summary Compensation Table

The following table summarizes the compensation that we paid to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers during the year ended December 31, 2011. We refer to these executive officers in this proxy statement as our named executive officers.

						Non-Equity
Name and					Option	Incentive Plan		All Other
Principal		Salary	Bonus		Awards	Compensation		Compensation
Position	Year	($)	($)(1)		($)(2)	($)(3)		($)(4)	Total ($)
C. Daniel Myers	2011	$431,650	$5,935	(5)	$—	$53,120	(5)	$1,852	$492,557	(8)
Chief Executive Officer	2010	367,744	33,097	(6)	833,216	86,052	(6)	1,764	1,321,873
	2009	353,600	35,360		365,380	108,909		1,721	864,970
Richard S. Eiswirth	2011	$311,383	$3,114	(5)	$—	$38,144	(5)	$6,352	$358,993	(8)
Chief Operating Officer	2010	274,560	15,444	(6)	584,310	45,302	(6)	6,264	925,880
and Chief Financial Officer	2009	249,600	15,600	(7)	97,690	48,048	(7)	6,221	417,159
Kenneth Green, Ph.D.	2011	$294,228	$2,942	(5)	$—	$30,453	(5)	$6,352	$333,975	(8)
Senior Vice President,	2010	270,400	15,210	(6)	463,458	41,405	(6)	6,264	796,737
Scientific Affairs and Chief Scientific Officer	2009	260,000	16,250	(7)	126,652	50,050	(7)	6,221	459,173
Susan Caballa	2011	$253,499	$2,535	(5)	$—	$29,026	(5)	$6,352	$291,412	(8)
Senior Vice President,	2010	237,952	13,385	(6)	337,719	35,247	(6)	6,246	630,549
Regulatory and Medical Affairs	2009	228,880	14,300		83,995	43,186		6,174	376,455
David Holland	2011	$285,634	$2,856	(5)	$—	$30,706	(5)	$6,352	$325,548	(8)
Senior Vice President, Sales and Marketing	2010 2009	244,608 218,400	13,759 13,650	(6) (7)	376,068 94,513	41,278 42,042	(6) (7)	6,218 6,128	681,931 374,733

(1)	The amounts set forth in this column represent the subjective portion of our annual bonus awards paid to the named executive officers based on the board of directors’ approval. See “Compensation Discussion and Analysis” above for further discussion of this discretionary bonus.
(2)	The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 12 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3)	The Non-Equity Incentive Plan Compensation represents the bonus paid to executives based on personal and corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors.
(4)	All Other Compensation represents 401(k) matching contributions and short-term and long-term disability gross-ups paid on an executive’s behalf.
(5)	Represents amount paid in February 2012, but earned for fiscal year 2011.
(6)	Represents amount paid in January 2011, but earned for fiscal year 2010.
(7)	Represents amount paid in January 2010, but earned for fiscal year 2009.
(8)	In 2011, “salary,” “bonus” and “non-equity incentive plan compensation” accounted for the following percentages of the “total” compensation of our named executive officers:

			Non-Equity
			Incentive Plan
Name	Salary	Bonus	Compensation
C. Daniel Myers	88%	1%	11%
Richard S. Eiswirth	87%	1%	11%
Kenneth Green, Ph.D.	88%	1%	9%
Susan Caballa	87%	1%	10%
David Holland	88%	1%	9%

Grants of Plan-Based Awards in 2011

The following table sets forth each non-equity incentive plan-based award granted to our named executive officers during the year ended December 31, 2011. There were no equity incentive plan awards granted to our named executive officers during the year ended December 31, 2011.

	Estimated Future Payouts Under Non- Equity Incentive Plan Awards (1)
Name	Threshold ($)	Target ($)	Maximum ($)
C. Daniel Myers	(2)	$178,055.63	(3)
Richard S. Eiswirth	(2)	93,414.90	(3)
Kenneth Green, Ph.D.	(2)	88,268.40	(3)
Susan Caballa	(2)	76,049.70	(3)
David Holland	(2)	85,690.20	(3)

(1)	Represents bonus payable to executives based on personal and corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors. This amount does not include the discretionary portion of the executive’s aggregate target bonus amount
(2)	No threshold amount is included because the Incentive Bonus Compensation Plan does not provide for a minimum non-zero payout amount.
(3)	No maximum amount is included because the Incentive Bonus Compensation Plan does not provide for maximum payout amounts in the event of over achievement of both corporate and individual goals.

Outstanding Equity Awards as of December 31, 2011

The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2011. The vesting applicable to each outstanding option is described in the footnotes to the table below. For a description of the acceleration of vesting provisions applicable to the options held by our named executive officers, please see the section titled “Estimated Benefits and Payments Upon Termination of Employment” below.

	Option Awards
			Number of	Number of
			Securities	Securities
			Underlying	Underlying
			Unexercised	Unexercised	Option	Option
	Initial Vesting		Options (#)	Options (#)	Exercise	Expiration
Name	Date(1)		Exercisable	Unexercisable	Price ($)	Date
C. Daniel Myers	7/7/2005		22,775	—	$2.04	7/7/2014
	11/22/2006		55,147	—	1.33	10/12/2016
	12/13/2008		177,883	—	1.40	12/13/2017
	3/20/2009		150,100	10,007	2.42	3/20/2018
	8/25/2010		14,797	11,509	4.02	8/25/2019
	12/22/2010		39,925	39,926	4.02	8/25/2019
	12/3/2010	(2)	26,320	70,865	11.15	11/3/2020
Richard S. Eiswirth	10/31/2006		13,625	—	2.04	10/31/2015
	10/31/2006		96,669	—	1.33	1/1/2016
	11/22/2007		51,471	—	1.33	10/12/2016
	12/13/2008		33,094	—	1.40	12/13/2017
	3/20/2009		43,450	2,897	2.42	3/20/2018
	6/25/2009		25,735	3,676	3.88	6/25/2018
	8/25/2010		3,955	3,078	4.02	8/25/2019
	12/22/2010		10,675	10,675	4.02	8/25/2019
	12/3/2010	(2)	18,457	49,696	11.15	11/3/2020

Kenneth Green, Ph.D.	8/2/2005		73,529	—	2.04	8/2/2014
	1/3/2006		14,706	—	2.04	1/1/2015
	11/22/2006		44,118	—	1.33	1/1/2016
	11/22/2006		36,177	—	1.33	10/12/2016
	11/22/2007		8,031	—	1.33	10/12/2016
	3/1/2008		58,824	—	1.40	3/1/2017
	12/13/2008		26,077	—	1.40	12/13/2017
	3/20/2009		63,200	4,214	2.42	3/20/2018
	8/25/2010		5,128	3,990	4.02	8/25/2019
	12/22/2010		13,839	13,839	4.02	8/25/2019
	12/3/2010	(2)	14,640	39,417	11.15	11/3/2020
Susan Caballa	7/7/2005		8,931	—	2.04	7/4/2014
	2/18/2006		20,480	—	2.04	2/18/2015
	11/22/2006		44,118	—	1.33	1/1/2016
	11/22/2006		44,118	—	1.33	10/12/2016
	3/1/2008		14,706	—	1.40	3/1/2017
	12/13/2008		3,682	—	1.40	12/13/2017
	3/20/2009		43,450	2,897	2.42	3/20/2018
	8/25/2010		3,418	2,660	4.02	8/25/2019
	12/22/2010		9,224	9,225	4.02	8/25/2019
	12/3/2010	(2)	10,668	28,723	11.15	11/3/2020
David Holland	7/7/2005		26,795	—	2.04	7/7/2014
	11/22/2006		33,088	—	1.33	1/1/2016
	11/22/2006		33,088	—	1.33	10/12/2016
	12/13/2008		1,954	—	1.40	12/13/2017
	3/20/2009		47,400	3,160	2.42	3/20/2018
	8/25/2010		3,846	2,993	4.02	8/25/2019
	12/22/2010		10,379	10,380	4.02	8/25/2019
	12/3/2010	(2)	11,879	31,985	11.15	11/3/2020

(1)	Unless otherwise set forth below, 25% of each option vests upon continuous service through the Initial Vesting Date shown in the table. Thereafter, the option vests in 12 equal quarterly installments over the next three years of service.
(2)	Vests in 48 equal monthly installments over a four year period beginning on the Initial Vesting Date.

Option Exercises and Stock Vested During 2011

The following table shows the number of shares acquired by named executive officers upon option exercises during the year ended December 31, 2011.

	Option Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)
C. Daniel Myers	55,147	$349,081
Kenneth Green, Ph.D.	21,969	146,533

(1)	The value realized is based on the fair market value of our Common Stock on the date of exercise minus the exercise price. The amounts set forth do not necessarily reflect proceeds actually received by the executive officer.

There were no shares of restricted stock, restricted stock units or other equity subject to vesting held by our named executive officers during 2011 other than options to purchase our common stock.

Employment Agreements with Our Executive Officers

We have entered into employment agreements with each of our named executive officers. The employment agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by our board of directors from time to time. In addition, each of the agreements provides that if we terminate the named executive officer’s employment without cause or if he or she resigns for good reason, the named executive officer is entitled to one year of his or her base salary at the rate in effect at the time of his termination paid in 12 equal monthly installments. The named executive officer will also be entitled to the portion of his or her bonus earned up until termination. In addition, the named executive officer is entitled to reimbursement of his or her premiums for medical insurance coverage under COBRA for 12 months after the date of termination or until the named executive officer is eligible to be covered under a medical insurance plan by a subsequent employer. The employment agreements also provide for acceleration of any unvested options held by our named executive officers in the event of a change of control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his or her employment for good reason within 12 months of a change of control.

The following table sets forth the base salary and potential bonus of each of our named executive officers under their respective employment agreements at January 1, 2011 and 2012, respectively.

Name	Base Salary ($)	Potential Bonus ($)
C. Daniel Myers	431,650	$237,408
Richard S. Eiswirth	311,383	124,553
Kenneth Green, Ph.D.	294,228	117,691
Susan Caballa	253,499	101,400
David Holland	285,634	114,254

For purposes of severance payments, “good reason” is defined in all amended and restated employment agreements as an executive resigning within 12 months after one of the following conditions has come into existence without the executive’s consent:

•	a reduction of the executive’s base salary;

•	a material adverse change in the executive’s primary responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any material breach by us of the employment agreement.

The executive must provide us with written notice within 90 days after a good reason condition comes into the existence, and we have 30 days to remedy the condition after receipt of the notice. For purposes of option acceleration, “good reason” is defined in all applicable employment agreements as:

•	a material adverse change in the executive’s responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any breach by us of the employment agreement that is material and not cured, or capable of being cured, within 30 days after the executive gives us and our board of directors written notice.

Estimated Benefits and Payments Upon Termination of Employment

The following table describes the potential payments and benefits upon termination of our named executive officers’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2011, the last business day of the 2011 fiscal year.

			Termination		Termination
			without		without
		Voluntary	Cause or		Cause or for
		Resignation	for Good		Good Reason
		or	Reason Prior		after
		Termination	to Change in		Change in
Name	Benefit	for Cause	Control		Control
C. Daniel Myers
	Salary	$0	$431,650		$431,650
	Bonus	0	237,408	(1)	237,408	(1)
	Benefit Continuation	0	14,714		14,714
	Accrued Vacation(2)	1,897	1,897		1,897
	Accelerated Vesting	—	—		0	(3)

Total value		$1,897	$685,669		$685,669

Richard S. Eiswirth
	Salary	$0	$311,383		$311,383
	Bonus	0	124,553	(1)	124,553	(1)
	Benefit Continuation	0	22,174		22,174
	Accrued Vacation(2)	11,090	11,090		11,090
	Accelerated Vesting	—	—		0	(3)

Total value		$11,090	$469,200		$469,200

Kenneth Green, Ph.D.
	Salary	$0	$294,228		$294,228
	Bonus	0	117,691	(2)	117,691	(1)
	Benefit Continuation	0	22,174		22,174
	Accrued Vacation(2)	16,928	16,928		16,928
	Accelerated Vesting	—	—		—	(3)

Total value		$16,928	$451,021		$451,021

Susan Caballa
	Salary	$0	$253,499		$253,499
	Bonus	0	101,400	(1)	101,400	(1)
	Benefit Continuation	0	15,250		15,250
	Accrued Vacation(2)	11,807	11,807		11,807
	Accelerated Vesting	—	—		0	(3)

Total value		$11,807	$381,956		$381,965

David Holland
	Salary	$0	$285,634		$285,634
	Bonus	0	114,254	(1)	114,254	(1)
	Benefit Continuation	0	22,174		22,174
	Accrued Vacation(2)	11,738	11,738		11,738
	Accelerated Vesting	—	—		0	(3)

Total value		$11,738	$433,800		$433,800

(1)	Represents aggregate target bonus, including objective and subjective portion, for 2011. Bonus payments in the year of termination would be based on the actual earned bonus and may be less than the aggregate target bonus.
(2)	Based on each executive officer’s base salary in effect at the end of 2011 and the number of accrued but unused vacation days at the end of 2011.
(3)	The value of option acceleration was zero because the exercise price per share of the accelerated options was greater than the $1.25 closing market price of shares of the Company’s common stock on December 30, 2011 (the last trading day in fiscal 2011) and the exercise price of the option.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Our board of directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in our Compensation Discussion and Analysis, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read the “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the fiscal year 2011 compensation of our named executive officers.

The compensation committee of our board of directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Compensation Discussion and Analysis our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read the “Compensation Discussion and Analysis,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “ FOR “ the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “ FOR “ Proposal 3. Abstentions and broker non-votes will not be counted either “ FOR “ or “ AGAINST “ the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.

As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

NO INCORPORATION BY REFERENCE

In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” and the “Report of the Compensation Committee” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material”. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC, is available free of charge on the investor relations portion of our website at www.alimerasciences.com.

CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING

If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:

Investor Relations

Alimera Sciences, Inc.

6120 Windward Parkway,

Suite 290

Alpharetta, Georgia 30005

or

Call (310) 954-1105

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.

The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.

The Board of Directors of Alimera Sciences, Inc.

Alpharetta, Georgia

April 30, 2012

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on <mtgdate>. June 14, 2012 ALIMERA SCIENCES, INC. BROKER LOGO HERE Return Address Line 1 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Meeting Information Meeting Type: Annual Meeting <mtgtype> For holders as of: April 20, 2012 <recdate> Date: June 14, 2012 Time: 9:30 AM EST <mtgtime> Location: Alimera Sciences, Inc. 6120 Windward Parkway Suite 290 Alpharetta, Georgia 30005 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. B A R C O D E Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence #

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. Notice & Proxy Statement 2. Form 10-K How to View Online: Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow XXXX XXXX XXXX (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 04, 2012 to facilitate timely delivery. How To Vote Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Internal Use Only

Voting items The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees 01 Philip R. Tracy 02 Glen Bradley, Ph.D. The Board of Directors recommends you vote FOR the following proposal(s): 2 To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. 3 To approve, on an advisory basis, the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. B A R C O D E Broadridge Internal Use Only xxxxxxxxxx xxxxxxxxxx Cusip Job # Envelope # Sequence # # of # Sequence #

Reserved for Broadridge Internal Control Information Voting Instructions THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Broadridge Internal Use Only P99999-010 Job # Envelope # 12 Sequence15 # # of # Sequence # # OF #

1 OF 2

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Philip R. Tracy   02 Glen Bradley, Ph.D.

0000000000 02

0000143728_1 R1.0.0.11699

Signature [PLEASE SIGN WITHIN BOX]   Date

JOB #

Signature (Joint Owners)   Date

SHARES
CUSIP #
SEQUENCE #

ALIHERA SCIENCES, INC. 6120 UINDUARD PARKUAY SUITE 290 ALHARETTA, GA 30005 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE -1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY I For Withhold For All To withhold authority to vote for any A)) All Except individual nomi nee(s) , mark “For The Board of Directors recommends you vote the FOR the following: 1. Election of Directors I Nomi nees 01 Philip R. Tracy 02 Glen Bradley, Ph.D. The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. To approve, on an advisory basis, the compensation of our named executive officers. NOTE: To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. SHARES CUSI P# 1 JOB1 SEQUENCE* Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com. ALIMERA SCIENCES, INC. Annual Meeting of Stockholders JUNE 14, 2012 9:30 AM This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on June 14, 2012 The undersigned appoints C. Daniel Myers and Richard S. Eiswirth, Jr., or any of them as shall be in attendance at the 2012 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the “Company*), to be held on June 14, 2012, at 9:30 a.m. local time, at Alimera Sciences, Inc. 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” each of the Board of Directors nominees for director in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled ID be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof. Continued and to be signed on reverse side